To:           Triple 8 Development Corporation
              Suite 2901, 1201 Marinaside Crescent
              Vancouver, British Columbia
              V6Z 2V2

And to:       The Nevada Agency and Trust Company
              Suite 880, 50 West Liberty Street
              Reno, Nevada   89501

RE:           SHARE SUBSCRIPTION AGREEMENT

Please issue shares of your common stock in the amounts and name(s) shown below. My signature acknowledges that I have read the prospectus dated September 19, 2000, and am aware of the risk factors contained in the prospectus. I represent that I have relied solely on the contents of the prospectus in making an investment decision to purchase the shares offered by Triple 8 Development Corporation, and I have not relied on any other statements made by or with regard to the company in connection with its anticipated operations or financial performance.

THE UNDERSIGNED ACKNOWLEDGES THAT CITY NATIONAL BANK IS ACTING SOLELY AS ESCROW HOLDER IN CONNECTION WITH THE OFFERING OF THE SHARES OF TRIPLE 8 DEVELOPMENT CORPORATION, AND MAKES NO RECOMMENDATION WITH RESPECT TO THOSE SHARES. CITY NATIONAL BANK HAS MADE NO INVESTIGATION REGARDING THE OFFERING, THE ISSUER OR ANY OTHER PERSON OR ENTITY INVOLVED IN THE OFFERING.

Each subscriber must complete IRS Form W-9 (if you are a resident of the United States) or IRS Form W-8 (if you are not a resident of the United States), which forms are attached as Schedule "A" and "B" to this subscription agreement, respectively.

         ALL CHECKS OR BANK DRAFTS MUST BE MADE PAYABLE IN $US FUNDS TO:
            "CITY NATIONAL BANK - TRIPLE 8 DEVELOPMENT CORPORATION".

-----------------------------               -----------------------------
(Signature)                                 (Date)

-----------------------------               ------------------------------
(Signature)                                 (Date)

Enclosed is payment for ________ shares at $________;
Total: $________

Register the shares in the following name(s) and amount(s):
(Please Print)
Name(s):  _________________________________________________________

Number of share(s):        ________________

As (check one) [ ] Individual [ ] Joint Tenancy [ ] Husband & Wife as community property[ ] Tenants in Common [ ] Corporation [ ] Trust [ ] Other:

For the person(s) who will be registered shareowners:
Mailing Address:

_________________________________________________________

City, State, Zip:

_________________________________________________________
Telephone:

_________________________________________________________

Social Security or Taxpayer ID Number(s):

_________________________________________________________

Note: Please attach any instructions for mailing the certificates or shareowner communications other than to the registered shareowner at this address.

No Subscription Is Effective Until Acceptance.
Subscription Accepted by Triple 8 Development Corporation:


_________________________
Keith Ebert, President                               Date _____________________


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